Exhibit 10.26

CKX FXLR STOCKHOLDER DISTRIBUTION TRUST I AGREEMENT
by and between
CKX, INC.
and
RICHARD G. CUSHING,
as Trustee acting on behalf and for the benefit of certain
CKX BENEFICIARIES

Dated as of June 18, 2007

-i-

-ii-

Schedule I — Initial Trustee Fees
Schedule II — CKX Beneficiaries

CKX FXLR STOCKHOLDER DISTRIBUTION TRUST I AGREEMENT
     This Agreement, dated as of June 18, 2007 (this “Agreement” or the “CKX FXLR Stockholder Distribution Trust I Agreement”), is made by and between CKX, Inc. (“CKX”) and Richard G. Cushing, as trustee (in such capacity, the “Trustee”) acting on behalf and for the benefit of the CKX Beneficiaries (as defined below), for the purpose of establishing the Trust (as defined below).
RECITALS
     WHEREAS, CKX presently holds 50% of the outstanding membership interests (the “FXLR Interests”) in FX Luxury Realty, LLC, a Delaware limited liability company (“FXLR LLC”);
     WHEREAS, CKX declared a dividend consisting of 25% of the common shares in FX Luxury Real Estate Inc., a Delaware corporation (“FXLRE Corp.”), payable to the CKX stockholders of record on the record date to be determined by CKX in the future (the “Record Date”), which shares will be acquired by contribution of the FXLR Interests to FXLRE Corp. prior to the distribution in accordance with and pursuant to the terms of the Amended and Restated Operating Agreement for FXLR LLC;
     WHEREAS, the Trust is formed for the benefit of those CKX Beneficiaries set forth in Schedule II and to the extent of their interests set forth thereon (the “CKX Beneficiaries”);
     WHEREAS, the Record Date shall be the date that is ten days following the declaration of effectiveness by the United States Securities and Exchange Commission of a registration statement relating to such distribution, which date shall be ratified by a committee of the board of directors of CKX established for such purpose, which committee shall also set the payment date at such time;
     WHEREAS, CKX desires to transfer 9.5% of the FXLR Interests to the Trustee for the Trust organized hereunder and hereby and for the Trustee to hold such FXLR Interests pending the contribution (the “Contribution”) of such FXLR Interests to FXLRE Corp. in exchange for shares of common stock of FXLRE Corp. (the “FX Luxury Stock”), and the transfer of such shares to the CKX Beneficiaries following the effective date of a registration statement with respect to the FX Luxury Stock; and
     WHEREAS, the Trustee by its execution of this Agreement (the “Initial Trustee”) has agreed to perform the duties of Trustee hereunder subject to the terms, conditions, limitations, indemnities and other provisions hereof.
     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

     1.01 Certain Terms Defined.
          For purposes of this Agreement, the following terms shall have the following meanings:
          “Agreement” has the meaning set forth in the Recitals hereto.
          “Costs” means all costs and expenses incurred by or on behalf of the Trustee in connection with the administration of the Trust, including but not limited to the costs and expenses contemplated in Section 3.02(b) hereof and any taxes contemplated in Section 7.01 hereof.
          “Date of Effectiveness” means the date the Securities and Exchange Commission declares the Registration Statement to be effective. The Date of Effectiveness shall be conclusively determined by the delivery to the Trustee of a written legal opinion of counsel as contemplated by Section 5.05 hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exculpated Parties” has the meaning set forth in Section 5.01 hereof.
          “Holder List” has the meaning set forth in Section 6.05 hereof.
          “Indemnification Advances” has the meaning set forth in Section 5.02(c) hereof.
          “Indemnification Costs” has the meaning set forth in Section 5.02(a) hereof.
          “Indemnified Parties” has the meaning set forth in Section 5.02(a) hereof.
          “Initial Trustee” has the meaning set forth in the Recitals hereto.
          “IRS” means the Internal Revenue Service of the United States of America.
          “Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or other entity.
          “Professionals” has the meaning set forth in Section 3.02(b)(vii) hereto.
          “Registration Statement” means a registration statement on Form S-1 or other applicable form filed with the Securities and Exchange Commission to register, under the Securities Act of 1933, the distribution of the FX Luxury Stock to the CKX Beneficiaries as contemplated by this Agreement.
          “Trust” means the trust organized hereunder and hereby, to be known as the “CKX FXLR Stockholder Distribution Trust I,” and any constructive trusts relating thereto, established pursuant to Section 301.7701-4(a) of the Regulations of the United States Department of the Treasury and of which the CKX Beneficiaries are treated as the grantors and deemed owners and established pursuant to this Agreement.

          “Tax Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.
          “Termination Date” has the meaning set forth in Section 8.01 hereof.
ARTICLE II
CREATION OF THE TRUST
     2.01 Contribution of Assets to be held in Trust. CKX hereby absolutely and irrevocably grants, assigns, transfers, conveys and delivers, without representation, warranty or recourse, and with no reversionary interest in CKX, to the Trustee, and its successors and assigns, to be held in trust pursuant to the terms of this Agreement, all right, title and interest in and to the FXLR Interests. CKX will claim no legal, equitable or beneficial interest in the FXLR Interests, and will make no statement inconsistent with the complete transfer to the Trustee. There is no agreement or course of conduct that is inconsistent with this transfer. CKX will disclose on its financial statements the complete transfer of the FXLR Interests, and has received an opinion of counsel that the FXLR Interests would not be property of CKX’s estate in the case of a bankruptcy filing by or against CKX.
     2.02 Declaration of Trust. The Trustee hereby accepts such rights and properties assigned and transferred to it, and the trust imposed upon it pursuant to this Agreement and the laws of the State of New York, on behalf of and for the benefit of, and agrees to administer and manage the Trust and to hold the FXLR Interests in trust for the sole benefit of, the CKX Beneficiaries in their capacity as such in each case pursuant to, but only pursuant to, the terms, conditions, limitations, indemnities and other provisions hereof.
     2.03 Incidents of Ownership. The CKX Beneficiaries shall be the sole beneficiaries of the Trust, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein on behalf of the CKX Beneficiaries.
2.04 Purpose and Powers of the Trust.
          (a) Purpose. The purpose of the Trust is to hold the FXLR Interests and, following the Contribution, the FX Luxury Stock, pending the approval and effectiveness of a registration statement pursuant to the Exchange Act, enabling the distribution of the FX Luxury Stock to the CKX Beneficiaries, and to distribute the FX Luxury Stock to the CKX Beneficiaries as soon as practicable thereafter.
          (b) Powers. Subject to the limitations expressly set forth in this Agreement, the Trust shall have all powers necessary or appropriate to carry out its purposes, including those set forth in Section 3.02 hereof.
          (c) Limitations on Powers.
     (i) The Trust shall not conduct, continue or engage in any trade or business, except to the extent the Trustee would be deemed to engage in any such trade or business in performing the duties expressly required under the terms of this Agreement.
     (ii) The Trustee shall have no authority to do any action other than as expressly set forth herein.
     2.05 Title to Trust Assets. Title to the FXLR Interests and FX Luxury Stock shall be held in the name of the Trustee. The sole interest of the CKX Beneficiaries in the Trust, the FXLR Interests and the FX Luxury Stock shall be the rights and benefits given to such Persons under this Agreement.
ARTICLE III
THE TRUSTEE
     3.01 Generally.
          (a) The Trustee, by its execution of this Agreement, is deemed to have accepted and undertaken to discharge the duties of Trustee created by this Agreement in each case pursuant to, but only pursuant to, the terms and conditions, limitations, indemnities, and other provisions hereof.
          (b) The Trustee shall maintain the principal office where the records relating to the Trust are maintained in the County of New York, State of New York. The Trustee shall maintain books and records in relation to the Trust in such detail and for such period of time as may be necessary to enable it to make a full and proper accounting in respect thereof.
          (c) If the Trustee shall ever change its name or reorganize, reincorporate or merge with or into or consolidate with any other entity, the Trust shall not be terminated or dissolved and shall instead continue, and such Trustee shall be deemed to be a continuing entity and shall continue to act as the Trustee hereunder with the same liabilities, duties, powers, rights, titles, discretions and privileges as are herein specified for the Trustee, unless otherwise restricted by operation of law or conflict of interest.
     3.02 Powers and Duties of the Trustee.
          (a) General. Subject to Article IV hereof, the Trustee shall take, and shall have full power and authority to and shall take any and all actions necessary or appropriate to fulfill the purpose of the Trust as set forth in this Agreement and to carry out the obligations of the Trustee as expressly set forth in this Agreement, including:
     (i) holding legal title to the FXLR Interests and FX Luxury Stock and voting the FXLR Interests and the FX Luxury Stock in a manner necessary to constitute a quorum at any meeting of members or stockholders of FXLR LLC or FXLRE Corp.; provided that to the extent permitted under applicable law and the operating agreement of FXLR LLC and the Certificate of Incorporation and by-laws of FXLRE Corp., the Trustee shall vote such shares in proportion to the vote of the other members or stockholders;

     (ii) (A) becoming a non-managing member of FXLR LLC, (B) executing the Second Amended and Restated Operating Agreement of FXLR LLC and (C) assuming the obligations, if any, of CKX as a former member of FXLR LLC;
     (iii) contributing the FXLR Interests to FXLRE Corp. in accordance with the terms of the Amended and Restated Limited Liability Operating Agreement of FX Luxury Realty, LLC;
     (iv) distributing the FX Luxury Stock to the CKX Beneficiaries on or promptly following the Record Date, subject to receipt of the legal opinion of FXLRE Corp. as contemplated in the definition hereof of the term Date of Effectiveness;
     (v) in the event no registration statement for the FX Luxury Stock becomes effective by January 31, 2010, transferring the FXLR Interests or the FX Luxury Stock to the Comptroller of State of New York; and
     (vi) to the extent required, filing an Internal Revenue Service Form 1041 with a statement attached thereto providing items of income, gain, loss or deduction realized with respect to the ownership of the FXLR Interests and names and identifying information of the CKX Beneficiaries that are beneficiaries of the Trust.
     (b) Other Powers and Duties. Without limiting the foregoing, the Trustee is expressly authorized to and shall:
     (i) pay all costs and expenses incurred in connection with the administration of the Trust, including but not limited to the fees and expenses of Professionals (as defined below), (ii) taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs and secretarial and administrative costs attendant to the administration and maintenance of the Trust and the responsibilities of the Trustee hereunder, (iii) the fees of the Trustee, and (iv) any Indemnification Advances.
     (ii) execute any documents and take any other actions related to, or in connection with, the acceptance of the transfer of the FXLR Interests and FX Luxury Stock until termination of the Trust in accordance with this Agreement, and the exercise of the Trustee’s powers granted herein;
     (iii) hold legal title to the FXLR Interests and FX Luxury Stock, and any and all rights in or arising from the FXLR Interests or FX Luxury Stock, on behalf of the Trust and for the benefit of the CKX Beneficiaries;
     (iv) protect and enforce the rights to the FXLR Interests and FX Luxury Stock vested in the Trustee and the Trust by this Agreement by any method deemed appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;
     (v) make all necessary filings in accordance with any applicable law, statute or regulation, including, if necessary, any applicable securities laws, and, in consultation with counsel, seek any advice or determination that may be necessary or appropriate under such laws , provided that the Trustee shall not be obligated to prepare the registration statement but shall only be required to cooperate to the extent necessary and to the extent notified by counsel to FXLRE Corp.;
     (vi) pay all ordinary course expenses and make all other payments relating to the Trust; and
     (vii) retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Professionals”), in its sole discretion on reasonable terms and conditions of employment or retention, to aid in the performance of its responsibilities pursuant to the terms of this Agreement, including the liquidation and distribution of the FXLR Interests and FX Luxury Stock, provided, however, that in no event shall the Trustee hire any one or more employees to the extent any such hiring would result in the Trust engaging in or conducting, or being deemed to engage in or conduct, a trade or business contrary to Section 2.04(c)(i) hereof.
          (c) No Obligation to Advance Funds. The Trustee shall have no obligation to advance its individual funds for any purpose, and shall have no obligation to distribute to the CKX Stockholders or any third party any property held or to be held by the Trustee or amounts paid to or to be paid to the Trustee until such property is received or amounts are collected (as applicable) by the Trustee.
          (d) No Duties Except as Specified in Agreement. The Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the FX Luxury stock or any other assets obtained by the Trust except as expressly provided by the terms of this Agreement.
     3.03 Actions of the Trustee Binding on the Trust. Any and all actions taken by the Trustee in accordance with this Agreement shall be binding upon the Trust and the CKX Beneficiaries.
     3.04 Compensation of the Trustee.
     The compensation of the Initial Trustee shall be as set forth on Schedule I hereto.
     3.05 Resignation and Removal of Trustee.
          (a) The Trustee may resign at any point in time, such resignation to be effective upon the appointment of a successor Trustee by the Trustee.

          (b) The Trustee may not be removed except for its gross negligence or willful misconduct.
     3.06 Effect of Resignation or Removal of the Trustee.
          (a) The resignation, removal, incompetence, bankruptcy or insolvency of the Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action theretofore taken by the Trustee.
          (b) If a successor Trustee is not appointed, the Trustee shall petition a court with jurisdiction to appoint a successor Trustee, and such court shall appoint such successor and make any amendments to this Agreement as may be required in connection with the appointment of such successor Trustee.
          (c) Any successor Trustee appointed hereunder shall execute an instrument accepting its appointment. Thereupon, such successor shall, without any further act, become vested with all the obligations, duties, powers, rights, title, discretion and privileges of its predecessor in the Trust with like effect as if originally named Trustee and enforce the rights of the Trust as the holder of the FXLR Interests and FX Luxury Stock for the benefit of the CKX Beneficiaries.
          (d) The departing Trustee shall duly assign, transfer and deliver to the successor Trustee the FXLR Interests or FX Luxury Stock and books and records relating to the Trust held or controlled by such departing Trustee hereunder and shall, as reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed all the obligations, duties, powers, rights, title, discretion and privileges of such departing Trustee.
3.07 Limited Representations or Warranties.
          (a) The trustee makes no representation or warranty, express or implied, as to (i) the FXLR Interests and FX Luxury Stock including their value, or their due authorization, valid issuance full payment or non-assessability, (ii) the validity of the dividend declared by CKX with respect thereto or the legality thereof under the Delaware General Corporation Law, (ii) the Trustee’s good title to the FXLR Interests and FX Luxury Stock, except that on the date that the FX Luxury Interests were delivered to the Trustee the Trustee shall have received whatever title was conveyed to it by CKX and that the FX Luxury Stock shall be free of liens attributable to the Trustee it in its individual capacity except as may be permitted hereunder, or (iv) the validity or enforceability of the Operating Agreement applicable to FXLR LLC.
          (b) The Trustee makes no representation or warranty as to the validity, legality or enforceability of this Agreement or any other document or instrument referred to herein or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is expressly made herein or therein as a representation by the Trustee in its individual capacity or as Trustee and except that the Trustee, in its individual capacity, hereby represents and warrants that this Agreement has been executed and delivered by the Trustee and the Trustee, in its individual capacity, has the power and authority to execute, deliver and perform this Agreement.
ARTICLE IV
PAYMENT OF COSTS
     4.01 Payment of Costs. The initial Trustee shall be responsible for the payment of Costs and other expenses incurred by the Trust, and of any Costs and expenses incurred after resignation or removal of the initial Trustee. The Trustee shall not be entitled to any reimbursement by the Trust for any Costs or expenses pursuant to Section 4.01.
ARTICLE V
STANDARD OF CONDUCT, INDEMNIFICATION AND EXCULPATION
     5.01 Limitation on Liability of the Trustee and Others. Neither the Trustee nor any successor Trustee (collectively, the “Exculpated Parties”) shall be liable for the act, default or misconduct of any other party or for the Exculpated Party’s own acts, defaults or misconduct except for such Exculpated Party’s own gross negligence or willful misconduct. The Trustee may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with the Professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trustee determines not to consult with any of the Professionals, such determination shall not be deemed to impose any liability on the Trustee.
     5.02 Indemnification.
          (a) The Trust shall indemnify and hold harmless the Trustee and its agents, employees, officers, directors, Professionals and principals in their capacity as such (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, amounts paid in judgment, penalty or otherwise, fees and expenses of counsel and other professionals (other than any costs of internal personnel), with respect to claims on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any Person to recover in whole or in part any liability, direct or indirect, whether by way of judgment, penalty or otherwise, of any Person in connection with, arising out of or which is in any way related to the distribution of the FX Luxury Stock or the matters set forth in this Agreement except, with respect to any Indemnified Party, for its own gross negligence or willful misconduct (the foregoing losses, claims, damages, liabilities and expenses, collectively, “Indemnification Costs”).
          (b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action referred to in Section 5.02(a) of this Agreement, such Indemnified Party shall give written notice to the Trustee thereof, but the omission so to notify the Trustee will not relieve the Trust from any liability that it may have to any Indemnified Party, except to the extent the Trust is actually prejudiced thereby. The Trust shall have no liability for any cost or expense incurred by such Indemnified Party prior to the notification to the Trustee of such action. In case any such action is brought against an Indemnified Party, and it notifies the Trustee of the commencement thereof, the Trustee on behalf of the Trust will be entitled to participate in, and to the extent that it may wish, to assume, the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Trustee to such Indemnified Party, the Trust shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. In the event the Trustee assumes the defense of the action, the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Trustee shall be responsible for the fees and expenses of such separate co-counsel to the extent the Indemnified Party is advised, in writing by its counsel, that the counsel the Trustee has selected has a conflict of interest). Such assumption of the defense shall not prejudice the right of the Trust to claim at a later date that such third party action is not a proper matter for indemnification pursuant to this Section 5.02. The Trust shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Trust agrees to indemnify and hold harmless such Indemnified Party from and against any loss or liability by reason of such settlement or judgment.
          (c) To the extent the Trustee on behalf of the Trust has not assumed the defense of any action referred to in Section 5.02(a), the Indemnified Parties shall be entitled to obtain advances (“Indemnification Advances”) from the Trust to cover their expenses of defending themselves in any action referred to in Section 5.02(a), provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust within 5 days after the entry of a final order of any court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 5.02.
     5.03 Bond. The Trustee shall not be obligated to post a bond hereunder.
     5.04 Survival of Indemnities. The indemnities contained in this Section 8.01 shall survive the termination of this Agreement.
     5.05 Reliance; Agent; Advice of Counsel. The Trustee shall incur no liability in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Without limiting the generality of the foregoing, the Trustee may rely, and shall be entitled to require as a condition of its distribution of the FX Luxury Stock as contemplated hereby, on an opinion of counsel to FXLRE Corp. to the effect that a registration statement permitting the distribution of the FX Luxury Stock as contemplated hereby is effective, that the distribution may be made as contemplated hereby without violation of the Securities Act of 1933 and that the necessary qualifications for state and other securities and blue sky laws have been received.
     5.06 Reliance on certificate of FXLRE Corp. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may, absent actual knowledge to the contrary, for all purposes hereof rely on a certificate, signed by any officer of FXLRE Corp., as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     5.07 Use of Agents by Trustee. In the administration of the trusts hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and, at the expense of the Trust, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such counsel, accountants or other skilled persons appointed by it with due care hereunder.
ARTICLE VI
TRUST INTERESTS AND
TRUST INTEREST HOLDERS
     6.01 Trust Interests.
          (a) The interests of the CKX Beneficiaries as beneficiaries of the Trust (the “Trust Interests”) have been created pursuant to this Agreement.
          (b) The Trust Interests shall not be represented by any certificates and shall inure to the benefits of the CKX Beneficiaries and their successors and assigns.
          (c) The CKX Beneficiaries shall not have any right to participate in the management of the Trust.
          (d) Under no circumstances shall the CKX Beneficiaries be entitled to the distribution of any portion of the FXLR Interests or any shares of the FX Luxury Stock prior to the declaration of effectiveness of a registration statement for such shares.
     6.02 Limitations on Transferability of Trust Interests. The Trust Interests are not transferable and may not be transferred or assigned.
     6.03 Distributions. The Trustee shall distribute the FX Luxury Stock to the CKX Beneficiaries pro rata as set forth in Schedule II hereof on the date specified by CKX when establishing the Record Date, provided, however, that if the Date of Effectiveness has not occurred prior to January 31, 2010, the FXLR Interests or FX Luxury Stock shall be transferred to the Comptroller of the State of New York. Under no circumstances shall the Trustee be obligated to distribute any fractional shares of the FX Luxury Stock. In the event that the Trustee is unable to locate any of the CKX Beneficiaries to whom any distribution of FX Luxury Stock is due, after customary efforts by the transfer agent of FXLRE Corp., such shares shall be transferred to the Comptroller of the State of New York as unclaimed property.
     6.04 No Suits by Trust Interest Holders. No CKX Beneficiary shall have any right by virtue of any provision of this Agreement to institute or participate in any action or proceeding at law or in equity against any party other than the Trustee in order to enforce the provisions of this Agreement.
ARTICLE VII
TAX MATTERS

     7.01 Income Tax Status. Solely for income tax purposes, CKX shall be deemed to have transferred the FXLR Interests to the CKX Beneficiaries and, thereupon, the CKX Beneficiaries shall be deemed to have transferred the FXLR Interests to the Trust, and the Trust shall be treated as a grantor trust and the CKX Beneficiaries shall be treated as the grantors and deemed owners of the Trust.
     7.02 Tax Returns and Reports. In accordance with Treasury Regulations Section 1.671-4(a), the Trustee shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached providing all items of income, deduction, and credit attributable to the Trust and the names and identifying information of the CKX Beneficiaries that are beneficiaries of the Trust. The Trustee shall be responsible for filing any applicable state and local tax returns for the Trust and shall pay any taxes shown as due thereon.
     7.03 Tax Identification Number; Withholding. The Trustee may obtain from CKX the tax identification number of any CKX Beneficiary and the Trustee may condition any distribution to any CKX Beneficiary or other distributee upon receipt of such identification number or withhold a portion of such distribution to the extent authorized or required by the Tax Code and Regulations then in effect.
     7.04 Fiscal and Tax Year. The fiscal year and taxable year of the Trust shall be the calendar year.
ARTICLE VIII
TERM AND TERMINATION
     8.01 Term. The existence of the Trust shall terminate upon the earliest of (i) the distribution of all of the FX Luxury Stock to the CKX Beneficiaries in accordance with the terms hereof, (ii) the transfer of all of the FXLR Interests or FX Luxury Stock to the Comptroller of the State of New York in accordance with the terms hereof and (iii) July 1, 2010 (the “Termination Date”).
     8.02 No Termination by CKX Beneficiaries. The Trust may not be terminated by the CKX Beneficiaries.
     8.03 Continuance of Trust for Winding Up. After the termination of the Trust as provided in Section 8.01 of this Agreement, and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as Trustee until its duties hereunder have been fully performed.
ARTICLE IX
MISCELLANEOUS
     9.01 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to agreements executed and to be fully performed in the State of New York, without giving effect to any contrary result otherwise required under applicable choice or conflict of law rules. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the United

States District Court for the Southern District of New York and the courts of the State of New York located in New York County in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the United States District Court for the Southern District of New York and the courts of the State of New York, New York County, and agrees that service of any summons, complaint, notice or other process relating to such action or proceeding may be effected in the manner provided by Section 9.02 hereof. In any action or proceeding arising out of or relating to this Agreement, the parties irrevocably waive trial by jury.
     9.02 Notices. Any notice or other communication required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, (i) at the time delivered personally by hand, (ii) when receipt is confirmed if delivered by telex, facsimile or other telegraphic means or (iii) five (5) business days after being deposited in the mail (postage prepaid), if sent by registered United States mail, return receipt requested, postage prepaid:

(a)	if to the Trustee, to

Richard G. Cushing, Esq.
c/o Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Facsimile No.: (212) 704-6288

with a copy to

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Facsimile No.: (212) 704-6288
Attn: Timothy I. Kahler, Esq.

(b)	if to any CKX Beneficiary, to the last known business or residential address of such CKX Beneficiary, as the case may be.
     9.03 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
     9.04 Amendments and Waivers.
          (a) Except as provided below, the Trustee may not amend, modify and supplement this Agreement in any manner. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
          (b) If, at any time during the term of this Agreement, the Trust is, in the reasonable good faith judgment of the Trustee, reasonably likely to become subject to the reporting or registration requirements of the Exchange Act, the Trustee may amend this Agreement to the extent necessary to ensure that the Trust does not become subject to the reporting or registration requirements of the Exchange Act.
     9.05 Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, and words importing the singular number include the plural number and vice versa.
     9.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.
     9.07 Parties in Interest. Except as expressly provided herein with respect to the Exculpated Parties and the Indemnified Parties, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.
     9.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. Any Exhibits or Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
     9.09 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means “including but not limited to”; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) “$” means the currency of the United States of America.
     9.10 Interpretation by the Trustee. The Trustee may interpret and construe any of the provisions of this Agreement, insofar as the same may appear ambiguous or inconsistent with any other provisions hereof, and any such construction by the Trustee in good faith shall be binding upon the parties hereto and the CKX Beneficiaries.
     9.11 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers or authorized representatives, effective as of the date first above written.

CKX, INC.

By:	/s/ Thomas P. Benson
Name: Thomas P. Benson
Title: Chief Financial Officer

TRUSTEE ACTING ON BEHALF AND FOR THE BENEFIT OF THE CKX BENEFICIARIES

RICHARD G. CUSHING

/s/ Richard G. Cushing